As filed with the Securities and Exchange Commission on March 7, 2013	Registration No. 333-160363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

PACIFIC OFFICE PROPERTIES TRUST, INC. (Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)
86-0602478 (I.R.S. Employer Identification No.)
__________________
841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813
(Address of principal executive offices) (Zip code)
__________________
PACIFIC OFFICE PROPERTIES TRUST, INC.
2008 DIRECTORS’ STOCK PLAN
(Full title of the plan)
__________________

Lawrence J. Taff	With copies to:
President and Chief Executive Officer
Pacific Office Properties Trust, Inc.
841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813
(Name and address of agent for service)
(808) 521-7444
(Telephone number, including area code, of agent for service)
Howard A. Nagelberg Jeremy R. Heckman Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois 60606 (312) 984-3100
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated flier	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (“Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-160363) filed by Pacific Office Properties Trust, Inc. (the “Company”) on July 1, 2009 (the “Registration Statement”), to register 150,000 shares of the Company’s common stock (the “Common Stock”) for issuance under the Pacific Office Properties Trust, Inc. 2008 Directors’ Stock Plan. The offering of Common Stock contemplated by the Registration Statement has been terminated. Accordingly, pursuant to an undertaking made in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Common Stock which remain unsold at the termination of the offering, the registrant hereby removes from registration all 59,278 shares of Common Stock registered but remaining unsold under the Registration Statement as of the filing of this Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, State of Hawaii, on March 7, 2013.

PACIFIC OFFICE PROPERTIES TRUST, INC. By: /s/ Kimberly F. Aquino Name: Kimberly F. Aquino Title: Vice President